UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 15, 2019

COMSTOCK MINING INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-35200 (Commission File Number)	65-0955118 (I.R.S. Employer Identification Number)

1200 American Flat Road, Virginia City, Nevada 89440
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (775) 847-5272

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.000666 per share	LODE	NYSE AMERICAN

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

 Item 1.01 Entry into a Material Definitive Agreement.

On October 15, 2019, Comstock Mining Inc. (the “Company”) entered into a Fifth Purchase Agreement Amendment (the “Amendment”) of the Company’s previously announced Membership Interest Purchase Agreement with Tonogold Resources, Inc. (“Tonogold”).

Pursuant to the Amendment, the Company and Tonogold agreed to extend the closing deadline on the sale of Comstock Mining LLC until October 31, 2019. As a condition to the Amendment, Tonogold will make an additional non-refundable cash deposit of $300,000 and provided for an additional, non-refundable stock-based fee with a stated value of $250,000. With this extension, Tonogold will have paid non-refundable cash deposits totaling $4.225 million plus $5 million in non-refundable Convertible Preferred Stock (“CPS”). The CPS is convertible at the lowest of Tonogold’s (1) 20-day volume-weighted closing price prior to conversion, (2) most recent private placement or (3) public offering price.

The foregoing summaries of the terms of the Amendment is not intended to be exhaustive and is qualified in its entirety by the terms of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

A copy of the press release announcing the transactions contemplated by the Amendment is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits.

10.1	Fifth Purchase Agreement Amendment
99.1	Press release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMSTOCK MINING INC.

Date: October 17, 2019	By:	/s/ Corrado De Gasperis
Name: Corrado De Gasperis Title: Executive Chairman and Chief Executive Officer